Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 21, 2021, with respect to the consolidated financial statements of 23andMe Holding Co., incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

November 8, 2021